Exhibit 5(e)

    [GRAPHIC APPEARS HERE]

Premier ® Retirement

Variable Beneficiary Annuity Application Form

For use by beneficiaries of annuities for exchange or transfer.

Annuities are issued by Pruco Life Insurance Company

Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217
www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail
Delivery

Prudential Annuities Service
Center

2101 Welsh Road

Dresher, PA 19025

Advisor Variable Annuity This application must be accompanied by the appropriate completed advisory paperwork signed by both the Registered Investment Advisor and the Owner. A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this application.

■

A. DECEDENT

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Date of Death (Mo - Day -Yr)	- -

Street Address		City	State	ZIP

Source of Funds	☐ Non-Qualified	☐ IRA	☐ SEP-IRA	☐ Roth IRA	☐ 403(b)

☐ Other

B. BENEFICIAL OWNER

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. TYPE OF OWNERSHIP

Non Entity:	☐ Individual	☐ UTMA/UGMA

Entity:	☐ Trust*

*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

  If Trust Ownership, only check one of the two boxes:

  Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below.

  ☐ This is a Grantor Trust for federal income tax purposes that meets IRC Sections 671-679.

Trust date	- -	(Mo - Day - Yr)

Name of Grantor (First, Middle, Last)	Birth Date (Mo - Day - Yr)	SSN / TIN

(Continued)

P-IBVAA(2/13)	ORD 202863	page 1 of 8

C. TYPE OF OWNERSHIP (continued)

☐ This is a Qualified Trust for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4.

Trust date	- -	(Mo - Day - Yr)

Name of Oldest Beneficiary(First, Middle, Last)	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

D. KEY LIFE - REQUIRED

•   If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing beneficiary asset, the Key Life must be the same as on the existing beneficiary asset that you are continuing (in this scenario the Key Life will be a deceased person).

•   If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor.

•   If a Qualified Trust, the Key Life must be the oldest beneficiary under the applicable trust.

Name (First, Middle, Last) ☐ Male ☐Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State ZIP

☐ U.S. Citizen ☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

■

Indicate classifications of each Successor. Percentage of benefit for all Primary Successors must total 100%. Percentage of benefit for all Contingent Successors must total 100%.

Name (First, Middle, Last) ☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship to Beneficial Owner	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last) ☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship to Beneficial Owner	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last) ☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship to Beneficial Owner	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last) ☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship to Beneficial Owner	SSN/TIN	Percentage
☐ Contingent				%

P-IBVAA(2/13)	ORD 202863	page 2 of 8

A. TYPE OF CONTRACT TO BE ISSUED

Non-Qualified Beneficiary Annuity	- Roth IRA Beneficiary Annuity	- IRA Beneficiary Annuity

B. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company. Purchase Payment amounts may be restricted by Pruco Life; please see your prospectus for details.

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).		NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).

Transfer	$	1035 Exchange	$

Direct Rollover	$

A. INVESTMENT ALLOCATIONS	- Note: Please review the below instructions prior to selecting your Investment Allocation

> You may pick ONE of the Prudential Portfolio Combinations in Box 1 OR allocate among any of the portfolios and MVA Options listed in BOXES 1, 2, 3 or 4 in any percentage combination totaling 100%.

INVESTMENTS SELECTION NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS

BOX 1 | Asset Allocation Portfolios %
Traditional	Tactical	Alternative

AST Balanced Asset Allocation	AST Horizon Moderate Asset	AST Academic Strategies Asset
	Allocation	Allocation
AST Capital Growth Asset	AST J.P. Morgan Global Thematic	AST Advanced Strategies
Allocation
AST FI Pyramis® Asset Allocation	AST Moderate Asset Allocation	AST BlackRock Global Strategies

AST Franklin Templeton Founding	AST Schroders Global Tactical	AST J.P. Morgan Strategic
Funds Allocation		Opportunities
AST New Discovery Asset	Quantitative	AST Schroders Multi-Asset World
Allocation		Strategies
AST Preservation Asset Allocation	AST First Trust Balanced Target	AST Wellington Management
Hedged Equity
AST T. Rowe Price Asset	AST First Trust Capital
Allocation	Appreciation Target

BOX 1 Total	%

BOX 2 | Additional Portfolios %

Large-Cap Growth	Mid-Cap Value	Small-Cap Value

AST Goldman Sachs Concentrated	AST Mid-Cap Value	AST Goldman Sachs Small-Cap
Growth		Value
AST Jennison Large-Cap Growth	AST Neuberger Berman / LSV	AST Small-Cap Value
	Mid-Cap Value	International Equity
AST Marsico Capital Growth	Fixed Income	AST AQR Emerging Markets
Equity
AST MFS Growth	AST High Yield	AST International Growth

AST T. Rowe Price Large-Cap	AST Lord Abbett Core Fixed	AST International Value
Growth	Income
Large-Cap Blend	AST Money Market	AST J.P. Morgan International
Equity
AST Clearbridge Dividend Growth	AST Neuberger Berman Core Bond	AST MFS Global Equity

AST QMA US Equity Alpha	AST PIMCO Limited Maturity	AST Parametric Emerging Markets
	Bond	Equity
Large-Cap Value	AST PIMCO Total Return Bond	AST QMA Emerging Markets
Equity
AST BlackRock Value	AST Prudential Core Bond	Specialty Portfolio

AST Goldman Sachs Large-Cap Value	AST T. Rowe Price Global Bond	AST Cohen & Steers Realty

AST Jennison Large-Cap Value	AST Western Asset Core Plus	AST Global Real Estate
Bond
AST Large-Cap Value	AST Western Asset Emerging	AST Quantitative Modeling
Markets Debt
AST MFS Large-Cap Value		AST T. Rowe Price Natural
Resources
AST T. Rowe Price Equity Income	Small-Cap Growth

Mid-Cap Growth	AST Federated Aggressive Growth

AST Goldman Sachs Mid-Cap Growth	AST Small-Cap Growth
AST Neuberger Berman Mid-Cap Growth

BOX 2 Total	%
(Continued)

P-IBVAA(2/13)	ORD 202863 | page 3 of 8

BOX 3 | ProFund Portfolios %

Large-Cap Growth	Specialty Portfolio

ProFund VP Large-Cap Growth	ProFund VP Consumer Goods

Large-Cap Value	ProFund VP Consumer Services

ProFund VP Large-Cap Value	ProFund VP Financials

Mid-Cap Growth	ProFund VP Health Care

ProFund VP Mid-Cap Growth	ProFund VP Industrials

Mid-Cap Value	ProFund VP Real Estate

ProFund VP Mid-Cap Value	ProFund VP Telecommunications

Small-Cap Growth	ProFund VP Utilities

ProFund VP Small-Cap Growth

Small-Cap Value

ProFund VP Small-Cap Value		BOX 3 Total	%

BOX 4 | MVA Options % (May not be available in all states)

3 -Year Guarantee Period	7 -Year Guarantee Period

5 -Year Guarantee Period	10 -Year Guarantee Period	BOX 4 Total	%

CUMULATIVE (TOTAL 100%)	%

By providing my e-mail address below, and my signature in Section 11 of this application, I consent to receive and accept documents electronically during the duration of my variable annuity contract. These documents include, but are not limited to: account statements, confirmations, privacy notices, tax documents, prospectuses and prospectus supplements, annual and semi-annual reports, proxy statements, and correspondence. This consent will continue unless and until I revoke my consent by notifying Prudential at which time I will begin receiving paper documents by mail. I understand that e-mail notifications will be sent to me, indicating that documents are available, and will include instructions on how to quickly and easily access the documents by going to Prudential’s website.

Certain types of correspondence may still be delivered to you by paper mail. Registration on Prudential’s website is required for electronic delivery. There are no fees charged by Prudential for the e-Documents service or for paper documents. You must have a computer with Internet access, an active e-mail account, and Adobe Acrobat Reader to view your documents electronically.

You can download Adobe Acrobat at no charge. See your Internet Service Provider for any other access fees that may apply.

E-mail Address

If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO you authorize your Insurance Licensed Registered Representative to perform any of the designated activities below?

    Yes            No

Please indicate what designated activities you authorize your Insurance Licensed Registered Representative to have:

    Perform Contract Maintenance                 Provide Investment/Allocation Instructions

P-IBVAA(2/13)	ORD 202863 | page 4 of 8

If needed for:	•Special Instructions	•Successors

Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA: North Carolina residents must respond to this question:
1.	Did you receive a prospectus for this annuity? ☐ Yes ☐ No
2.	Do you believe the annuity meets your financial objectives and anticipated future financial needs? ☐ Yes ☐ No

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

P-IBVAA(2/13)	ORD 202863 | page 5 of 8
•

I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

•

I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

•

I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

•	I acknowledge that I have received a current prospectus for this annuity; and

•

Amounts allocated to an MVA Option may be subject to a Market Value Adjustment if withdrawn or transferred at any time other than during the 30 day period prior to the MVA Option’s Maturity Date. See prospectus for details.

Both the Owner Response and the Insurance Licensed Registered Representative
Response columns must be completed.

Replacement Questions		Owner Response	Insurance Licensed Registered Representative
Does the Owner have any existing individual life insurance policies or annuity contracts? (if yes, a State Replacement Form is required for NAIC model regulation states.)		☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts? (if yes, complete the following and submit a State Replacement Form, if required.)		☐ YES ☐ NO	☐ YES ☐ NO

If yes - Company:

Policy #:	Year Issued:

Is the Beneficiary currently receiving payments or allowances via a stretch or legacy contract from another carrier and is that contract (s) being lapsed, surrendered, substantially surrendered or otherwise terminated in order to fund the contract being applied for?

(if yes, submit a State Replacement Form, if required.)

☐ YES ☐ NO

Proceeds from a Life Insurance Policy may not be used to fund the Beneficiary Annuity for which you are applying.

P-IBVAA(2/13)	ORD 202863	page 6 of 8

By signing below and having entered an e-mail address in Section 5, E-Documents, I am providing my informed consent to receive standard regulatory documents and other documents listed in Section 5 by electronic delivery.

(If contract is issued in a State other than the Beneficial Owner’s State of Residence, a Contract Situs Form may be required.)
State where signed

Owner’s Tax Certification (Substitute W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

     I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

- -
Beneficial Owner Signature	Month Day Year

- -
For Trust Owned Agreements: Key Life	Month Day Year

If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

P-IBVAA(2/13)	ORD 202863 | page 7 of 8

INSURANCE LICENSED REGISTERED REPRESENTATIVE Statement

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

	-	-
Insurance Licensed Registered Representative Signature	Month	Day	Year

	-	-
Insurance Licensed Registered Representative Signature	Month	Day	Year

A. INSURANCE LICENSED REGISTERED REPRESENTATIVE

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

For Insurance Licensed Registered Representative Signature Use Only. Please contact your home office with any questions.

B. BROKER/DEALER

Name

For Broker/Dealer Use Only
	Networking No.	Annuity No. (If established)

P-IBVAA(2/13)	ORD 202863	page 8 of 8